EMPLOYMENT AGREEMENT

      This Employment Agreement is made and entered into this day of  February 25, 2004 by and between OneCap, a Nevada corporation
(the   "Company"),   and   Vincent  W.  Hesser,   an   individual
("Executive").

                            RECITALS

      A. The Company desires to be assured of the association and services of Executive for the Company.

      B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                           AGREEMENT

      NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

       1. Employment. The Company hereby employsagrees to employ Executive as President, Chief , and Executive Officer and Principal Officeragrees to be employed by Company, beginning as of the Effective Date and continuing until the termination date as set forth herein " (the "Term"), subject to the terms and conditions of this Agreement and further subject to the supervision and direction of the Company's Board of Directors.

     2. Term. The term of this Agreement shall be for a period of five (5) years commencing on the date hereof, unless terminated earlier pursuant to Section 7 below; provided, however, that Executive's obligations in Section 6 below shall continue in effect after such termination.

     2.1  Post Term Employment.

     Should Executive remain employed by Company beyond the expiration of the Term specified on Exhibit "A," such employment shall convert to a month-to-month relationship terminable at any time by either Company or Executive for any reason whatsoever, with or without cause.

     3. Scope of Duties.

      3.1 Assignment of Duties. Executive shall have such duties as may be assigned to him or her from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

      3.2 General Specification of Duties. Executive's duties shall include, but not be limited to, the duties and performance goals as follows:

     (1) act as President and Chief Executive Officer of the Company and perform all duties, functions and responsibilities generally associated thereto;

     (2) personally review and certify the financial statements of the company as filed with the Securities and Exchange Commission in compliance with Sarbanes Oxley and otherwise cause to be prepared, as directed by the Company, financial statements, tax returns and other similar items respecting the operation of the Company;

     (3) execute on behalf of the Company, in his capacity as President and Chief Executive Officer, all documents as requested by the Company;

     (4) employ, pay, supervise and discharge all employees of the Company, and determine all matters with regard to such personnel, including, without limitation, compensation, bonuses and fringe benefits, all in accordance the policies which may be implemented by the Board of Directors of the Company;

     (5) assist in establishing procedures for implementing the policies established by the Company;

     (6) assist in insuring cooperation of the officers of the Company;

     (7) assist in causing the Company to be operated in compliance with all legal requirements;

     (8) assist in operating the Company in conformance with any plan approved by the Company, as such may be amended from time to time with the concurrence of the Company; and

     (9) from time to time, and at Executive's sole discretion, personally guarantee certain obligations for the benefit of the Company including but not limited to specifically,:

          the execution of a personal guarantee for the commercial guarantee related to a note for purposes of purchasing the building serving as corporate headquarters for the Company in thewhich guarantee is for a total amount of $4,000,000.00 (Four (4) Million U.S. Dollars).

      The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of his or her employment obligations under this Agreement.

      3.3. Executive initially shall be employed in the position set forth herein.. Company may subsequently modify Executive's duties and responsibilities; provided however, in the event Company substantially reduces the duties or responsibilities of Executive, Executive may elect to terminate this Agreement and said termination shall constitute an Involuntary Termination. Executive shall at all times comply with and be subject to such policies and procedures as Company may establish from time to time.


      3.34 Executive's Devotion of Time. Executive hereby agrees to devote his time, abilities and energy to the faithful performance of the duties assigned to him or her and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or herself or to any other person or business entity, unless otherwise approved by the Board of Directors.

     3.45 Conflicting Activities.

      (1) Executive shall not, during the term of this Agreement, be engaged in any other business activity substantially similar to that of the Company's primary business without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in any investments, including but not limited to real estate, in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities which do not unreasonably impede his performance as executive for the Company.

      (2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed ten
(10) days, then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, real estate or other investments of a personal nature.

     4. Compensation; Reimbursement.

      4.1 Base Salary. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary per annum, payable bi-weekly in equal installments (the "Base Salary"). The amount of the Base Salary shall be determined by the Board of Directors and may be increased from time to time by the Board of Directors of the Company. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

      4.2 Periodic Bonuses. In addition to the Base Salary, Executive shall be eligible for periodic bonuses ("Periodic Bonuses") in amounts to be determined by the Board of Directors. The criteria upon which the Periodic Bonuses are awarded shall be at the discretion of the Board of Directors or Compensation Committee.

      4.3 Stock Compensation. In addition to the Base Salary and the Periodic Bonuses, Executive shall receive shares of common stock of OneCap (the "Stock Based Compensation") which stock shall be vested with Executive at a rate of 250,000 shares per year for the term of this Agreement or a total of five (5) years and subject to risk of forfeiture. In the event that Executive leaves the Company or substantially abandons his duties as set forth herein, Executive shall be obliged to forgo his right and ownership of any stock not yet vested and shall be obliged therefore to sell back to the Company any stock received under this subsection which stock has not yet vested at a purchase price payable by the Company of $0.10 (ten cents) per share (the "Repurchase Price") regardless of its value. In the event that Executive terminates his employ or is terminated for cause prior to the expiration of the five (5) year term of this Agreement, Executive shall be obliged to remit any unvested shares back to the Company for the Repurchase Price. Executive shall be issued all of the Stock based Compensation upon execution of this Agreement. The Stock Based Compensation shall be deemed earned-out and vested pursuant to the following schedule:

     No. Shares       Date Deemed Vested
   --------------     ------------------
   250,000 shares     February 19, 2005
   250,000 shares     February 19, 2006
   250,000 shares     February 19, 2007
   250,000 shares     February 19, 2008
   250,000 shares     February 19, 2009

Executive may not transfer any shares received hereunder until such time as such shares are deemed vested. In the event 1) Executive is terminated without cause, 2) there is a change in control of the Company (such as a buyout, majority control transfer, takeover, etc.), 3) the Company ceases to be publicly traded on a recognized exchange (becomes private), or 4) the Company becomes publicly traded on a nationally recognized exchange (AMEX, NASDAQ, or NYSE), any unvested shares outstanding at that time will become immediately vested.

      4.4 Reimbursement. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his or her duties under this Agreement (1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the
Internal Revenue; and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

      5. Severance. So long as this Agreement is in effect, Executive shall at all times be entitled to severance benefits as may be determined by the Board of Directors in its sole discretion. These benefits may include, the Company's maintenance at its cost of a life insurance policy and disability policy on Executive payable to Executive and/or his or her legal representative or heirs as applicable, in amounts reasonably agreed to by Executive and the Company.

     6. Confidentiality of Trade Secrets and Other Materials.

      6.1 Trade Secrets. Other than in the performance of his or her duties hereunder, Executive agrees not to disclose, either during the term of his or her employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

      6.2 Ownership of Trade Secrets; Assignment of Rights. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or her or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he or she may have in any such trade secret or proprietary information.

     7. Termination.

     7.1 Bases for Termination.

      (1) Executive's employment may be terminated by the Company
"with cause," effective upon delivery of 5 business days of written notice to Executive if any of the following shall occur:

          (a) any action by Executive which would constitute a willful breach of duty or habitual neglect of duty;

          (b) any material breach of Executive's obligations as described herein; or

          (c) any material acts or events which inhibit Executive from fully performing his or her responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.
..
     (2) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Executive's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Executive unable to perform substantially all of his or her duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

        (3) Notwithstanding any other provisions of this Agreement, Executive shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of employment for any of the following reasons:

  (i) a breach by Company of any provision of this Agreement which remains uncorrected for 30 days following written notice of such breach by Executive to Company; or
  (ii) for any other reason whatsoever, in the sole discretion of Executive.

The  termination  of  Executive's employment by  Executive  under
Section 7.1(3)(i), prior to the expiration of the Term shall constitute an "Involuntary Termination" as though Executive was terminated by the Company without cause. The termination of Executive's employment by Executive prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 7.1.(3)(ii) and shall be treated as the Company was forced to terminate Executive with cause.


     8. Miscellaneous.

      8.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

       8.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      8.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Nevada.

      8.4 Counterparts. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

      8.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

      8.6 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, super-session, cancellation, or waiver.

      8.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      8.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

      8.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

      8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      8.11 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company:

OneCap
5440 West Sahara Avenue 3rd Floor
Las Vegas, Nevada 89146

If to Executive:

________________________
________________________
________________________
________________________

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

     8.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

      8.13 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.



      IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.


"Executive"

/s/ Vincent W. Hesser
---------------------
Vincent W. Hesser


"Company"

OneCap
By:  /s/ Antony Santos
   ---------------------
Antony M. Santos (Representing the Board Pro Tem)